EXHIBIT 3.41 BYLAWS OF AMERICAN INTERNET, AS AMENDED

                                     Bylaws
                                       of
                    American Internet Technical Center, Inc.

                                   ARTICLE I
                                  STOCKHOLDERS

SECTION 1.        Annual Meetings

(a) (1) The annual meeting of the stockholders of the Corporation, shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be determined by the Board of Directors and as may be designated in the notice of such meeting.

         (2) The meeting shall be held on the 15th day of October of each year or on such other day as the Board of Directors may specify.

         (3) If said day is a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday.

(b) Business to be transacted at such meeting shall be the election of Directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.

(c) In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided, a special meeting may be called as provided for in Section 2 of this Article I in lieu of and for the purposes of and with the same effect as the annual meeting.


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SECTION 2.        Special Meetings

(a) A special meeting of the stockholders of the Corporation may be called for any purpose or pur poses at any time by the Chairman or President of the Corporation, by the Board of Directors or by the holders of not less than 10% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

(b) At any time, upon the written direction of any person or persons entitled to call a special meet ing of the stockholders, it shall be the duty of the Secretary to send notice of such meeting pursuant to
         Section 4 of this Article I. It shall be the responsibility of the person or persons directing the Secretary to send notice of any special meeting of stockholders to deliver such direction and a proposed form of notice to the Secretary not less than 15 days prior to the proposed date of said meeting.

(c) Special meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Florida, on such dates, and at such time as shall be specified in the notice of such special meeting.

SECTION 3.        Adjournment

(a) When the annual meeting is convened, or when any special meeting is convened, the presiding officer may adjourn it for such period of time as may be reasonably necessary to reconvene the meeting at another place and time.

(b) The presiding officer shall have the power to adjourn any meeting of the stockholders for any proper purpose, including, but not limited to, lack of a quorum, securing a more adequate meeting place, electing officials to count and tabulate votes, reviewing any stockholder proposals or passing upon any challenge which may properly come before the meetings.

(c) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4(a) of this Article I to each stockholder of record on the new record date entitled to vote at such meeting.

SECTION 4.        Notice of Meetings; Purpose of Meeting; Waiver

(a) (1) Each stockholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage prepaid, written notice of such meeting which, in the case of

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                  a special  meeting,  shall set forth the  purpose(s) for which the meeting is called, not less than 10 or more than 60 days before the date of such meeting.

         (2) If mailed, such notice is to be sent to the stockholder's address as it appears on the stock transfer records of the Corporation, unless the stockholder shall be requested of the Secretary in writing at least 15 days prior to the distribution of any required notice that any notice intended for him or her be sent to some other address, in which case the notice may be sent to the address so designated.

         (3) Notwithstanding any such request by a stockholder, notice sent to a stockholder's address as it appears on the stock transfer records of this Corporation as of the record date shall be deemed properly given.

         (4) Any notice of a meeting sent by United States mail shall be deemed delivered when deposited with proper postage thereon with the United States Postal Service or in any mail receptacle under its control.

(b) (1) A stockholder waives notice of any meeting by attendance, either in person or by proxy, at such meeting or by waiving notice in writing either before, during or after such meeting.

         (2) Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened, however, will not constitute a waiver of notice by a stockholder who states at the beginning of the meeting, his or her objection that the meeting is not lawfully called or convened.

(c) A waiver of notice signed by all stockholders entitled to vote at a meeting of stockholders may also be used for any other proper purpose including, but not limited to, designating any place within or without the State of Florida as the place for holding such a meeting.

(d) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5.        Closing of Transfer Records; Record Date; Stockholders' List

(a) In order to determine the holders of record of the capital stock of the Corporation who are en titled to notice of meetings, to vote a meeting or adjournment thereof, or to receive payment of any dividend, or for any other purpose, the Board of Directors may fix a date not more than 60 days prior to the date set for any of the above-mentioned activities for such determination of stockholders.

(b) If the stock transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least 10 days immediately preceding such meeting.


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(c)      In lieu of closing the stock transfer  records,  the Board of Directors may fix in advance a date as the date for any such determination of stockholders, such date in any case to be not more than 60 days prior
         to  the  date  on  which  the   particular   action,   requiring   such
         determination of stockholders, is to be taken.

(d) If the stock transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

(e) When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

(f) (1) The officer or agent having charge of the stock transfer records of the Corporation shall make, as of a date at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of each stockholder and the number and class and series, if any, of shares held by each stockholder.

         (2) Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation for a period of 10 days prior to such meeting and shall be available for inspection by any stockholder at any time during usual business hours.

         (3) Such list shall also be produced and kept open at the time and place of any meeting of stockholders and shall be subject to inspection by any stockholder at any time during the meeting.

(g) The original stock transfer records shall be prima facie evidence as to the stockholders entitled to examine such list or stock transfer records or to vote any meeting of stockholders.

(h) If the requirements of Section 5(f) of this Article I have not been substantially complied with, then, on the demand of any stockholder in person or by proxy, the meeting shall be adjourned until such requirements are complied with.

(i) If no demand pursuant to Section 5(h) of this Article I is made, failure to comply with the re quirements of this Section shall not affect the validity of any action taken at such meeting.

(j) Section 5(g) of this Article I shall be operative only at such time(s) as the Corporation shall have 6 or more stockholders.


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SECTION 6.        Quorum

(a) At any meeting of the stockholders of the Corporation, the presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business.

(b) If a quorum is present, the vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the stockholders.

(c) If there shall not be a quorum at any meeting of the stockholders of the Corporation, then the Chairman of the meeting or the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of all of the shares of the capital stock shall attend.

(d) At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION 7.        Presiding Officer; Order of Business

(a) (1) Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he or she is not present or there is no Chairman of the Board, by the President or, if he or she is not present, by the senior Vice President present or, if neither the Chairman of the Board, the President, nor a Vice President is present, the meeting shall be presided over by a chairman to be chosen by a plurality of the stockholders entitled to vote at the meeting who are present, in person or by proxy.

         (2) The presiding officer of any meeting of the stockholders may delegate his or her duties and obligations as the presiding officer as he or she sees fit.

(b) The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary shall act as Secretary of every meeting of stockholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as secretary of the meeting.


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(c)      The order of business shall be as follows:

                            Call of meeting to order.
                           Proof of notice of meeting.
   Reading minutes of last previous stockholders' meeting or a waiver thereof.
                              Reports of Officers.
                             Reports of committees.
                             Election of Directors.
                       Regular and miscellaneous business.
                                Special matters.
                                  Adjournment.

(d)               (1)  Notwithstanding  the  provisions  of Section 7(c) of this
                  Article I, the order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his or her sole discretion.

         (2) In no event shall any variation in the order of business or additions and deletions from the order of business as specified in Section 7(c) of this Article I invalidate any actions properly taken at any meeting.

SECTION 8.        Voting

(a) Unless otherwise provided for in the Articles of Incorporation, each stockholder shall be en titled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in his name on the stock transfer records of the Corporation on the record date fixed as provided for in Section 5 of this Article I.

(b) (1) The presiding officer at any meeting of the stockholders shall have the power to determine the method and means of voting when any matter is to be voted upon.

         (2) The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand, vote by voice or vote by written consent in lieu of meeting.

         (3) No method of voting may be adopted, however, which fails to take account of any stockholder`s right to vote by proxy as provided for in Section 10 of this Article I.

         (4) In no event may any method of voting be adopted which would prejudice the outcome of the vote.

SECTION 9.        Action Without Meeting

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(a)               (1) Any action  required  to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the Corporation's outstanding voting stock.

         (2) Such instrument may be executed in counterparts or as a unitary document.

(b) In the event that the action to which the stockholders consent is such as would have required the filing of a certificate under the Florida Business Corporation Act General Corporation Act, the effect of such consent shall be as if such action had been voted on by stockholders at a meeting thereof, however, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 9 of this Article I.

(c) If stockholder action is taken by written consent in lieu of meeting signed by less than all of the Corporation's stockholders, then all non participating stockholders shall be provided with written notice of the action taken within 10 days after the effective date of the written instrument taking such action.


(d) No action by written consent in lieu of meeting shall be valid if it is in contravention of ap plicable proxy or informational rules adopted pursuant to the Securities Exchange Act of 1934, as amended (the
         "Exchange Act"),  including,  without  limitation,  the requirements of
         Section 14 thereof.

SECTION 10.       Proxies

(a) Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

(b)      (1)      Every proxy must be signed by the stockholder or his or her attorney-in-fact.

         (2) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.

         (3) Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in this
                  Section 10.

(c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written

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         notice of any  adjudication  of such  incompetence  or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

(d) Except when other provisions shall have been made by written agreement between the parties, the record holder of shares held as pledges or otherwise as security or which belong to another, shall issue to the pledger or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

(e) A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following: (i) a pledgee; (ii) a person who has purchased or agreed to purchase the shares: (iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for; and (v) a person designated by or under an agreement as provided in Article XI hereof.

(f) (1) Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, the debt of the Corporation is paid, the period of employment provided for in the contract of employment has terminated, or the agreement under Article XI hereof has terminated and, in a case provided for in
          Section 10(e) (iii) or Section 10(e) (iv) of this Article I, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability of the proxy as provided in this Section 10.

    (2)   This Section 10(f) does not affect the duration of a proxy under
          Section 10(b) of this Article I.

(g) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provisions unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

(h) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of such persons present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy. if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.


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(i)      If a proxy  expressly  so  provides,  any proxy  holder may  appoint in writing a substitute to act in his or her place.

(j) Notwithstanding anything in the Bylaws to the contrary, no proxy shall be valid if it was ob tained in violation of any applicable laws, including, without limitation, the requirements of the Exchange Act or the Rules and Regulations promulgated thereunder.

SECTION 11.       Voting of Shares by Stockholders

(a) (1) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate stockholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate stockholder may designate.

         (2) Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder.

         (3) In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate stockholder, in that order, shall be presumed to possess authority to vote such shares.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted as shares held by him or her without a transfer of such shares into his name.

(c)      (1)      Shares standing in the name of a receiver may be voted by such receiver.

         (2) Shares held by or under the control of a receiver but not standing in the name of such receiver, may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.

(e) Shares of the capital stock of the Corporation belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.



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                                   ARTICLE II
                                    DIRECTORS

SECTION 1.        Board of Directors; Exercise of Corporate Powers

(a) (1) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided in the Articles of Incorporation or in a stockholders' agreement.

         (2) If any such provision is made in the Articles of Incorporation or in a stockholders' agreement, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation or stockholders' agreement.

         (3) In the event that the Corporation, pursuant to due and valid authorization by the Board of Directors, enters into an agreement relied on by a third party which requires specific actions by the Board of Directors in the future (e.g., the granting of proxies to vote shares in a subsidiary or the election of a person, or the designee of a person to a corporate office), then the Corporation's future Boards of Directors shall be bound to honor such agreement, unless such agreement is inconsistent with applicable laws.

(b) Directors need not be residents of this state or stockholders of the Corporation unless the Ar ticles of Incorporation so require.

(c) The Board of Directors shall have authority to fix the compensation of Directors based on recommendations of its compensation committee unless otherwise provided in the Articles of Incorporation.

(d) A Director shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(e) In performing his or her duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or (iii) a committee of the Board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.


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(f)      A Director  shall not be considered to be acting in good faith if he or she has knowledge con cerning the matter in question that would cause such reliance described in Section 1(e) of this Article II to be unwarranted.

(g) A person who performs his or her duties in compliance with Section 1 of this Article II shall have no liability by reason of being or having been a Director of the Corporation.

(h) A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 2.        Number; Election; Classification of Directors; Vacancies

(a)      (1)      The Board of Directors of this Corporation shall consist of not less than one Director.

         (2) The Board shall have authority, from time to time, to increase the number of Directors or to decrease it to not less than one member, provided that no decrease in the number of Directors shall deprive a serving Director of the right to serve throughout the term of his or her election.

         (3) Whenever the Board of Directors is comprised of three or more members, at least on such member shall be a person other than a holder of ten percent or more of any class of the Corporation's capital stock, an officer or employee of the Corporation, or a person related to any such person (such director or directors being hereinafter referred to as "Independent Director(s)".

(b) Each person named in the Articles of Incorporation as a member of the initial Board of Direc tors shall serve until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

(c) (1) At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office until the next succeeding annual meeting, except in case of the classification of Director as permitted by the Florida Business Corporation Act.

         (2) Each Director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.


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(d)               (1) The  stockholders,  by  amendment  to  these  Bylaws,  may provide that the Directors be divided into not more than four classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four years, and at least one fourth of the Directors shall be elected annually.

         (2) If Directors are classified and the number of Directors is thereafter changed, any increase or decrease in Directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

(e) (1) Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled only by the Board of Directors.

         (2) A Director elected to fill a vacancy shall hold office only until the next election of Directors by the stockholders.

SECTION 3.        Removal of Directors

(a) At a meeting of stockholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of 50% plus one of the shares entitled to attend and vote at the election of Directors; provided that at least one Director remains in office or one Director is elected as a replacement Director concurrently with such removal.

(b) In the event that the number of Directors is reduced below the number mandated in the Articles of Incorporation as a result of the removal of one or more Directors by the stockholders, then the remaining Directors or the contemporaneously elected replacement Director will promptly elect replacement Directors, to serve until the next meeting of the Corporation's stockholders, and until their replacements have been elected, qualified and assume their office.

SECTION 4.        Director Quorum and Voting

(a) A majority of the Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.

(b) A majority of the members of an executive committee or other committee shall constitute a quorum for the transaction of business at any meeting of such executive committee or other committee.

(c) The act of a majority of the Directors present at a Board meeting at which a quorum is present shall be the act of the Board of Directors.

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(d)      The act of a majority of the members of an executive  committee present at an executive committee meeting at which a quorum is present shall be the act of the executive committee.

(e) The act of a majority of the members of any other committee present at a committee meeting at which a quorum is present shall be the act of the committee, unless the committee is required to maintain a membership comprised of a majority of Independent Directors, in which case an act of the committee will require the affirmative vote of a majority of all Independent Directors who are eligible to attend and vote as well as a majority of those present and voting.

(f) Directors may, if not contrary to applicable law, vote either in person or by proxy, provided that the proxy holder must be either another Director, an officer or a stockholder of the Corporation; however, any Director who elects to vote by proxy more than three times during any single fiscal year shall, unless otherwise determined by the Board of Directors, be automatically removed as a Director.

SECTION 5.        Director Conflicts of Interest

(a) No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because their votes are counted for such purpose, if:


         (1) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

         (2) The fact of such relationship or interest is disclosed or known to the stockholders en titled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the stockholders.

(b) Interested Directors, whether or not voting, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 6.        Executive and Other Committees; Designation; Authority

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c)        The Board of  Directors,  by  resolution  adopted by the full Board of
          Directors, may designate from among its Directors an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to : (i) approve or recommend to stockholders actions or proposals required by the Florida Business Corporation Act to be approved by stockholders; (ii) designate candidates for the office of Director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend these Bylaws; (v) authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (vi) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, unless the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof has specified a general formula or method by resolution or by adoption of a stock option or other plan, authorized a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of
          payment  of  dividends,   provisions  for  redemption,  sinking  fund,
          conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms of a series for filing with the Department of State under the Florida Business Corporation Act.

(d) The Board, by resolution adopted in accordance with Section 6(a) of this Article II, may desig nate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

(e) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by a member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(f) The Board of Directors shall at every organizational meeting thereof designate the following committees comprised in each case of a majority of Independent Directors:

         (1)      An audit committee;

         (7)      A derivative litigation committee;

         (8)      A compensation committee;


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         (9)      A regulatory compliance committee; and

         (10)     A nominating committee.

(g) The audit committee shall be responsible for selection of the auditor for the Corporation's financial statements, which must be a certified public accountant that is a member of the AICPA's Securities Practice Section and already successfully subjected to peer review, for supervision of the annual audit and for review of all financial data submitted by the Corporation to the Commission.

 (h) (1) No stockholder may assert a derivative cause of action on behalf of the Corporation, rather, any claims that would give rise to derivative causes of action shall be submitted in writing, specifying the nature of the cause of action and providing all evidence associated with such claim, to a the derivative litigation committee of the Board of Directors.

         (2) The derivative litigation committee shall be comprised of members who do not also serve as officers of the Corporation and who are not reasonably involved with the subject cause of action.

         (3) In the event that, due to the nature of the litigation involved, no such directors are serving, then its duties shall be delegated by the Board of Directors to a specially selected legal counsel who is not otherwise representing the Corporation, provided that no attorney so designated or his or her partners hold shares of the Corporation's securities, hold any office or position with the Corporation or be related by marriage or through siblings, parents or children to any officer or director of the Corporation.

         (4) The decision to litigate, or not to litigate by such special committee or special counsel shall be binding on the Corporation and the submitting stockholder or stockholders unless the foregoing procedure has not been initiated within 30 days after completion of the submission by the subject litigant.

(g) (1) The compensation committee shall have exclusive jurisdiction to develop compensation plans and alternatives for all executive officers and directors of the Corporation, and shall be responsible for development, implementation and awards under any benefit plans covering the Corporation's directors, officers or employees which, after proposal by the compensation committee, are adopted by the Board of Directors or the stockholders of the Corporation.

         (2) Plans or proposals developed by the compensation committee must be submitted for ratification to the Board of Directors, and, if approved thereby, shall, if required by applicable laws, be submitted for ratification to the Corporation's stockholders.

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




         (3) The Corporation's chief financial officer, a designee of the Corporation's auditors and a designee of the Corporation's general counsel shall serve as ex officio, non-voting members of the compensation committee.

(c) The regulatory compliance committee shall be responsible for review and approval of all filings by the Corporation with the Commission and any other federal regulatory body with which the Corporation is regularly required to file information involving matters not under the jurisdiction of the audit committee, and shall supervise the preparation by the Corporation's general counsel of summary materials concerning all such reports as may be required to permit all members of the Board of Directors to make informed decisions concerning approval or ratification of any such reports.

(d) The nominating committee shall conduct ongoing searches for candidates to corporate offices, for candidates to the Corporation's board of directors and for membership in committees of the Corporation's board of directors, and, in each instance when it makes recommendations for any such position, shall submit more qualified candidates, if reasonably possible, than there are positions to fill so that the Board of Directors and stockholders will be presented with more than one alternative.

(e) Any committee, may, if required for purposes of independence, be comprised of a single voting member.

(f) Notwithstanding the foregoing, in the event that the Corporation is a controlled subsidiary of another corporation and the parent corporation is ultimately responsible for the matters delegated to the audit committee, derivative litigation committee, compensation committee, regulatory compliance committee, or nominating committee, then the requirements for such committees as to this Corporation may be dispensed with.

SECTION 7.  Place, Time, Notice and Call of Directors' Meeting.

(a) Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

(b) (1) A regular meeting of the Board of Directors of the Corporation shall be held for the election of officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable after the annual meeting of the stockholders of this Corporation without the necessity of notice other than this Bylaw.

         (b) Other regular meetings of the Board of Directors of the Corporation may be held at such places as the Board of Directors of the Corporation may from time to time resolve

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                  without notice other than such resolution.

         (c) Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors or a majority of the Directors of the Corporation, at such time and at such place as shall be specified in the call thereof.

         (d) (A) Notice of any special meeting of the Board of Directors must be given at least two days prior thereto if by written notice delivered personally, by telegram, by telephone, by e-mail or by facsimile transmission; or at least five days prior thereto if mailed.

                  (B) If such notice is given by mail, such notice shall be deemed to have been delivered when deposited with the United States Postal Service addressed to the business address of such Director with postage thereon prepaid.

                  (C) If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company.

                  (D) If notice is given by telephone (including facsimile transmission or e-mail), such notice shall be deemed delivered when the call is completed.

                  (E)      Notwithstanding   the  foregoing:   if  an  emergency
                           meeting of the Board of Directors or any committee thereof is required and notice as provided above cannot be reasonably provided within the time periods required, then:

                           (a) Notice shall be provided by all of the foregoing means and to all members, whether or not at the locations normally established for receipt of notice, establishing that an emergency meeting will be held at a specified time through teleconference in which each member must be able to participate, if he or she so elect;

                           (b) The time set for the emergency meeting must be the maximum amount of time following the provision or attempted provision of notice as is reasonable under the circumstances;

                           (c) If a quorum is established, then temporary required actions may be authorized, subject to ratification at a regularly called special meeting to be held within two days after at the emergency meeting, and if not so ratified, any such actions shall be immediately discontinued, and to the extent reasonably possible, undone.

(c)      (1)     Notice of a meeting of the Board of Directors need not be given to any Director who

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                  signs a waiver of notice either before or after the meeting.

         (2) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d) Neither the business to be transacted at, nor the purpose of, any regular of special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(e) (1) A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.

         (2) Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

(f) (1) Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

         (2) Participation by such means shall constitute presence in person at a meeting.

SECTION 8.        Action by Directors Without a Meeting

(a) (1) Any action required by the Florida Business Corporation Act to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee.

         (2) Such consent shall have the same effect as a unanimous vote.

(b) If not contrary to applicable law, Directors may take action as the Board of Directors or com mittees thereof through a written consent to action signed by a number of Directors sufficient to have carried a vote of the Board of Directors or committee thereof with all members present and voting; provided, that all Directors not joining in such written instrument shall be deemed for all purposes to have cast dissenting votes, and that all Directors not parties to such instrument shall receive written notice of all action taken through such instrument within three days after such instrument shall have been subscribed by the requisite number of Directors required for such action.


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SECTION 9.        Compensation

(a) The Directors and members of the executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors, based on proposals submitted by the compensation committee of the Board of Directors.

(b) The Board of Directors and members of any committee of that Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or committee meeting.

(c) Any Director receiving compensation under this Section shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such other services.

SECTION 10.       Resignation

(a) Unless he or she is the sole serving Director, any Director of the Corporation may resign at any time by providing the Board of Directors with written notice indicating the Director's intention to resign and the effective date thereof.

(b) A sole serving Director of the Corporation must, at least concurrently with his or her resignation, elect one or more successor Director(s) at least one of whom must assume his or her office concurrently with the subject resignation, and the resignation shall be effected by providing the successor Director(s) with written notice indicating the Director's intention to resign and the effective date thereof.



                                   ARTICLE III
                                    OFFICERS

SECTION 1.        Election; Number; Terms of Office

(a) (1) The officers of the Corporation shall consist of a Chairman of the Board of Directors, provided that there are three or more directors then serving, whose title may be designated as "Chairman," a Chief Executive officer, a President, a Chief Operating Officer, a Chief Financial
                  Officer, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by these Bylaws.

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         (2)      Such other officers and assistance  officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         (3) The officers of the Corporation shall be hereinafter collectively referred to as the "Officers."

(b) All Officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

(c) Any two or more offices may be held by the same person, except for the offices of President and Secretary.

(d) A failure to elect a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, a Vice President, a Secretary or a Treasurer shall not affect the existence of the Corporation.

SECTION 2.        Removal

(a) An Officer of the Corporation shall hold office until the election and qualification of his suc cessor; however, any Officer of the Corporation may be removed from office by the Board of Directors or, if appointed by another Officer pursuant to authority delegated by the Board of Directors, by such appointing Officer, whenever in its, his or her judgment the best interests of the Corporation will be served thereby.

(b) Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

(c)      Election or  appointment  of an officer  shall not of itself create any
         contract   right  to   employment   or   compensation   or   create  an
         employer-employee relationship.

SECTION 3.        Vacancies

         Any vacancy in any office from any cause may be filled for the unexpired portion of the term of such office by the Board of Directors.

SECTION 4.        Powers and duties

(a)      Chairman:

         The Chairman of the Board of Directors (hereinafter referred to as the "Chairman"):


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         (1)      Shall preside over meetings of the Board of Directors and the stockholders.

         (2) Unless a separate Chief Executive Officer is elected, shall exercise the powers hereafter granted to that office.

         (3) Unless a Chairman of the Board is specifically elected, shall be the President.

(b)      Chief Executive Officer:

         (1)      The Chief Executive  Officer shall be the principal Officer of
                  the   Corporation   to  whom  all  other   Officers  shall  be
                  subordinate.

         (2) In the event no Chief Executive Officer is separately elected, such office shall be assumed by the Chairman of the Board, and if no such office has been filled, by the President.

         (3) Except where by law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

(c)      Chief Operating Officer

         (1) The Chief Operating Officer of the Corporation shall be responsible for management of the day to day affairs of the Corporation, subject to compliance with the directions of the Board of Directors and of the Chief Executive Officer.

         (2) The Chief Operating Officer shall be responsible for the general day-to-day supervision of the business and affairs of the Corporation.

         (3) The Chief Operating Officer shall sign or countersign all certificates, contracts or other instruments of the Corporation, as authorized by the Board of Directors or as assigned by the Chief Executive Officer.

         (4) Unless otherwise provided by specific resolution of the Board of Directors, the President shall be the Chief Operating Officer of the Corporation.

(d)      President

         (1) In the absence of a separately elected or available Chief Executive Officer or Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors.

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         (2)      The Board of  Directors  will at all times retain the power to expressly delegate the duties of the President to any other Officer of the Corporation.

(e)      Chief Financial Officer


         (1) The Chief Financial Officer shall be responsible for coordinating all financial aspects of the Corporation's operations, including strategic financial planning, supervision of the Corporation's Treasurer, Comptroller and, subject to the supervision of the audit committee, for coordination with the Corporation's outside auditors.

         (2) The Chief Financial Officer shall be responsible for keeping the audit committee fully and timely informed of all matters under its jurisdiction.

         (3) The Chief Financial Officer shall, unless otherwise specifically provided by the Board of Directors, serve as the Corporation's principal compliance officer and shall be responsible for overseeing preparation and filing of all reports of the Corporation's activities required to be filed, either periodically or on a special basis with the United States Internal Revenue Service, the Commission and with other federal, state or local governmental agencies.

         (4) The Chief Financial Officer shall be responsible for keeping the regulatory committee fully and timely informed of all matters under its jurisdiction.

(f)      Vice President(s)

         (1) The Vice President(s), if any, in the order designated by the Board of Directors, shall exercise the functions of the President in the event of the absence, disability, death, or refusal to act of the President.

         (2) During the time that any Vice President is properly exercising the functions of the President, such Vice President shall have all the powers of and be subject to all restrictions upon the President.

         (3) Each Vice President shall have such other duties as are assigned to him from time to time by the Board of Directors or by the President of the Corporation and shall be subject to such specializing designations (e.g., "senior," executive," etc.) as the Board of Directors may select.

(g)      Secretary

          (1) The Secretary of the Corporation shall keep the minutes of the meetings of the stockholders of the Corporation, and, unless provided otherwise by the Chairman at any meeting of the Board of Directors, the Secretary shall keep the minutes of the meetings of the Board of Directors of the Corporation.
\

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         (2)      The Secretary shall,  unless a chief legal officer is elected, be the custodian of the minute books of the Corporation and such other books and records of the Corporation as the Board of Directors of the Corporation may direct.

         (3) The Secretary of the Corporation shall have the general responsibility for maintaining the stock transfer records of the Corporation, or of supervising the maintenance of the stock transfer records of the Corporation by the transfer agent, if any, of the Corporation.

         (3) The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix the corporate seal of the Corporation on contracts and other instruments as the Board of Directors may direct.

         (4) The Secretary shall perform such other duties as are assigned from time by the Board of Directors, the Chief Executive Officer, the Chairman, the Chief Operating Officer or the President of the Corporation.

(h)      Treasurer

         (1) The Treasurer of the Corporation shall be directly subordinate to the Chief Financial Officer.

         (2) In the absence of a Chief Financial Officer, such office shall be filled by the Treasurer.

         (3) Unless otherwise specified by the Board of Directors, the Treasurer shall have custody of all funds and securities owned by the Corporation.

         (4) The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation.

         (5) The Treasurer of the Corporation shall render a statement of the cash, financial and other accounts of the Corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the Corporation.

         (6) The Treasurer shall at all reasonable times make available the Corporation's books and financial accounts to any Director of the Corporation during normal business hours.


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         (7)      The  Treasurer  shall  perform all other acts  incident to the
                  Office of Treasurer of the Corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors, the Chief Executive Officer, the Chairman,
                  the  Chief   Operating   Officer  or  the   President  of  the
                  Corporation.

(i)      General Counsel & Chief Legal Officer:

         (1) The Board of Directors shall designate a person licensed to practice law in one of the states comprising the United States as the Corporation's General Counsel and Chief Legal Officer;

         (2) The Corporation's General Counsel and Chief Legal Officer shall coordinate the Corporation's legal affairs under the directions of the Board of Directors and in coordination with the Chief Executive Officer, to whom he or she shall report;

         (3) The Board of Directors may appoint such subordinate legal officers and assign them such functions as it may deem appropriate.

(j)      Other Subordinate or Assistant Officers.

         (1) Other subordinate, deputy or assistant officers may be appointed by the Board of Directors or by the Chief Executive Officer, the Chairman, the Chief Operating Officer or the President, if such authority is delegated to them by the Board of Directors.


         (2) Persons so appointed shall exercise such powers and perform such duties as may be delegated to them by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or by the President, that appointed them, as the case may be.

(k) In case of the absence or disability of any Officer of the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such Officer or any Director or any other person whom it may select.

SECTION 5.        Salaries

(a) The salaries of all Officers of the Corporation shall be fixed by the Board of Directors based on recommendations by the compensation committee of the Board of Directors.

(b) No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.


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                                   ARTICLE IV
                        LOANS TO EMPLOYEES AND OFFICERS;
               GUARANTEE OF OBLIGATIONS OF EMPLOYEES AND OFFICERS

(a) This Corporation may lend money to, guarantee any obligation of, or otherwise assist any Of ficer or other employee of the Corporation or of a subsidiary, including any Officer or employee who is a Director of the Corporation or of a subsidiary, whenever, in the judgment of the Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

(b) The loan, guarantee or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Corporation.

(c) Nothing in this Article shall be deemed to deny, limit or restrict the powers of guarantee or warranty of this Corporation at common law or under any statute.


                                    ARTICLE V
                  STOCK CERTIFICATES; VOTING TRUSTS; TRANSFERS

SECTION 1.        Certificates Representing Shares

         To the extent legally permitted by the laws of the United States and the State of Florida, in the event that the Corporation has 100 or more stockholders, records of the holders of the Corporation's capital stock shall be maintained through stock transfer record entry with a transfer agent registered and in good standing with the Commission and certificates evincing ownership of capital stock shall not be issued, except at the request of a stockholder in which case they shall be issued as provided below, at the stockholders' expense:

(a) (1) Subject to the foregoing, every holder of shares of this Corporation shall be entitled to one or more certificates representing all shares to which he, she or it is entitled and such certificates shall be signed by the Chairman, Chief Executive Officer, Chief Operating Officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

         (2) The signatures of the Chairman, the Chief Executive Officer, the Chief Operating Officer, the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation.


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         (3)      In case any  Officer who signed or whose  facsimile  signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if it were executed by the appropriate Officer at the date of its issuance.
(b) Every certificate representing shares issued by this Corporation shall, if shares are divided into one or more classes or series with differing rights, state that the Corporation will furnish to any stockholder upon request and without charge a full statement of: (i) the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, and (ii) the variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine, the relative rights and preferences of subsequent series.

(c) Every certificate representing shares which are restricted as to sale, disposition or other transfer (including restrictions based on federal or state securities and other laws) shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of, such restrictions.

(d)      Each certificate representing shares shall state upon the face thereof:

         (1)      The name of the Corporation;

         (2) That the Corporation is organized under the laws of the State of Florida;

         (3)      The name of the person or persons to whom issued;

         (4) The number and class of shares, and the designation of the series, if any, which such certificate represents;

         (5)      The date of issuance; and

         (6) The par value of each share represented by such certificate, or a statement that the shares are without par value.

 (e) No certificate shall be issued for any shares until they are fully paid for and in the event that a certificate is erroneously issued or compensation paid is subsequently discovered to be other than as represented (e.g., dishonored checks, securities of a corporation acquired in a reorganization where the representations and warranties provided prove to be materially false, services provided where other than as represented, etc.), then the Board of Directors shall promulgate a certified resolution detailing the nature of the misrepresented consideration, and shall submit such certified resolution to the person responsible for recording and effecting transactions in the Corporation's securities; whereupon such securities will be restricted from transfer and treated as no longer outstanding for all purposes unless the Corporation becomes subject to a judgment of a couRt of competent jurisdiction providing otherwise.


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

(6) For purposes of Commission Rule 144, the holding period for the company's securities shall be the initial date recorded in the Corporation's stock transfer record entry system for the issuance or transfer thereto to the subject holder, subject to the tacking provisions of such rule, unless a failure of consideration is determined to exist pursuant to the preceding paragraph, in which case the holding period will be deemed to have tolled until a legally binding determination is obtained concerning when the subject securities were, in fact, fully paid for.

SECTION 2.        Transfer records

(a) The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a stock transfer record (or stock transfer records where more than one kind, class, or series of stock is outstanding) to be known as the Official Stock Transfer Registry, containing the names, alphabetically arranged, addresses and Social Security numbers of every stockholder and the number of shares each kind, class or series of stock held of record.

(b) Where the Stock Transfer Registry is kept in the office of the transfer agent, the Corporation shall keep at its chief administrative offices copies of the stock lists prepared from said Stock Transfer Registry and sent to it from time to time (but not less frequently than every month) by the transfer agent.

(c) The Stock Transfer Registry or stock lists shall show the current status of the ownership of shares of the Corporation provided that, if the transfer agent of the Corporation be located elsewhere, a reasonable time shall be allowed for transit or mail, not to exceed three days.

SECTION 3.        Transfer of Shares

(a) The name(s) and address(es) of the person(s) to whom shares of stock of this Corporation are issued, shall be entered on the Stock Transfer records of the Corporation, with the number of shares and date of issue.

(b) (1) Transfer of shares of the Corporation shall be made on the Stock Transfer records of the Corporation by the Secretary or the transfer agent, subject to compliance with any restrictions specified on such certificate, only when the holder of record thereof or the legal representative of such holder of record or the attorney-in-fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or

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



                  transfer agent of the Corporation, shall direct that such transfer be effected in a written instrument complying with the securities industry requirements for stock and bond powers, bearing a medallion guarantee or such other requirements as may from time to time be promulgated by the Commission, and, if a certificate therefor has been issued, shall require surrender the Certificate representing such shares for cancellation concurrently with the request for transfer.

         (2) Lost, destroyed or stolen Stock Certificates shall be replaced pursuant to Section 5 of this Article V.


(c) The person or persons in whose names shares stand on the stock transfer records of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes, except as otherwise provided pursuant to Sections 10 and 11 of Article I, or Section 4 of Article V.

(d) Shares of the Corporation's capital stock shall be freely transferable without required Board of Directors' consent unless:

         (1) Such shares are subject to transfer restrictions under applicable Commission rules;

         (2) Transfer of the shares has been restricted due to lack of consideration, fraud in the inducement or other legally cognizable reasons heretofore described; or

         (3) A consent requirement has been imposed pursuant to a binding written contract subscribed to by the holder or his or her predecessor in interest.

(e) (1) All transactions in securities subject to any restrictions imposed under Commission Rule 144 ("restricted securities" and "Rule 144," respectively) shall, as a condition to transfer, require the following documentation, to be reviewed and approved by legal counsel to the Corporation:

               (A) An affidavit from the holder (the "Holder") providing details concerning acquisition of the subject shares; providing evidence of the date when consideration for the shares was paid in full; detailing all transactions in the Corporation's securities during the immediately preceding 90 days; affirming a present intent to dispose of the subject securities; affirming that a Form 144 has been filed with the Commission covering the proposed transaction (and providing a copy thereof); affirming compliance with any reporting obligations under Sections 13(d), 13(g) or 16(b) of the Exchange Act, and providing such other facts or representations as legal counsel to the Corporation may reasonably require;


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



                  (B) A written confirmation by the Corporation's transfer agent based on records available thereto of all transactions in the Corporation's securities by the Holder and anyone with whom the holder is required to aggregate sales or securities holdings for purposes of Rule 144, as well as confirmation of the percentage of outstanding securities of the Corporation held of record by the Holder and anyone with whom the holder is required to aggregate sales or securities holdings for purposes of Rule 144;

                  (C) Except as provided below, a written confirmation from the broker through whom the Holder is effecting the proposed transaction verifying that the transaction will be effected in full compliance with Rule 144; and

                  (D) A legal opinion from counsel to the Holder (who may not also be the counsel to the Corporation) specifically addressing all aspects of Rule 144 and detailing the manner in which they are being complied with or the reasons that they are not applicable.

         (2) Transactions in restricted securities that are not being effected in reliance on Rule 144 shall require, as a condition to transfer, the following documentation, to be reviewed and approved by legal counsel to the Corporation:


                    (A) An affidavit from the holder (the "Holder") providing details concerning acquisition of the subject shares; providing evidence of the date when consideration for the shares was paid in full; the identity and qualifications of the person to whom the securities are being transferred; the manner in which such person has been provided with required information concerning the Corporation; affirming compliance with any reporting obligations under Sections 13(d), 13(g) or 16(b) of the Exchange Act and providing such other facts or representations as legal counsel to the Corporation may reasonably require;

                    (B) If the Corporation has a class of securities registered under Section 12 of the Exchange Act, an affidavit from the Holder affirming that all reports required to be filed by the Holder with the Commission pursuant to Sections, 13, 14 and 16 of the Exchange Act (e.g., Forms 3, 4 and 5, and Schedules 13D or 13G), have been filed; and

                    (C) A legal opinion from counsel to the Holder (who may not also be the counsel to the Corporation) addressed to the Corporation in a manner creating enforceable privity between such legal counsel and the Corporation, specifically addressing all aspects of the exemptions relied on to effect the proposed transaction

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



                           without registration under applicable federal and state securities laws and regulations, detailing the manner in which they are being complied with or the reasons that they are not applicable and, if the Corporation has a class of securities registered under Section 12 of the Exchange Act, asserting that after diligent inquiry, such counsel confirms that all reports required to be filed by the Holder with the Commission pursuant to Sections, 13, 14 and 16 of the Exchange Act (e.g., Forms 3, 4 and 5, and Schedules 13D or 13G), have been filed.

         (3) No transactions in the Corporation's restricted securities failing to materially comply with the foregoing requirements will be honored, nor will any holding period required under Rule 144 be deemed to commence until all such requirements are materially complied with (material compliance to be determined in the sole discretion of the Board of Directors or a court of competent jurisdiction located in the county where the Corporation's Chief Legal Officer maintains its principal offices).

SECTION 4.        Voting Trusts

(a) (1) Any number of stockholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by: (i) entering into a written voting trust agreement specifying the terms and conditions of the voting trust; (ii) depositing a counterpart of the agreement with the Corporation at its registered office; and (iii) transferring their shares to such trustee or trustees for the purposes of this Agreement.

         (2) Prior to the recording of the agreement, the stockholder concerned shall, if certificates have been issued, tender the stock certificate(s) described therein to the Corporate Secretary who shall note on each certificate:

                  "This Certificate is subject to the provisions of a voting trust agreement dated ..........., recorded in Minute Book
                   ............, of the Corporation."

(b)               (1)  Upon  the   transfer  of  such   shares,   voting   trust
                  certificates shall be issued by the trustee or trustees to the stockholders who transfer their shares in trust.

         (2) Such trustee or trustees shall keep a record of the holders of voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and the number and class or the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.



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



         (3) The Corporation shall have no liability to any stockholder participating in a voting trust as a result of any actions or failures to act by the trustee.

(c) The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

(d) (1) At any time before the expiration of a voting trust agreement as originally fixed or as extended one or more times under this Section 4(d), one or more holders of voting trust certificates may, by agreement in writing, extend the duration of such voting trust agreement, nominating the same or substitute trustees, for an additional period not exceeding 10 years.

         (2) Such extension agreement shall not affect the rights or obligations or persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their stock certificates reissued upon the expiration of the original term of the voting trust agreement.

         (3) The extension agreement shall in every respect comply with and be subject to all the provisions of this Section 4, applicable to the original voting trust agreement except that the 10 year maximum period of duration shall commence on the date of adoption of the extension agreement.

(e) The trustees under the terms of the agreements entered into under the provisions of this Section 4, shall not acquire the legal title to the shares but shall be vested only with the legal right and title to the voting power which is incident to the ownership of the shares.

(f) Notwithstanding generally applicable prohibitions against a corporation's voting of treasury stock or any other provisions in these Bylaws, if the Corporation is the trustee under a voting trust, it shall have full authority to vote such shares in accordance with the terms of the voting trust agreement, even if such agreement vests absolute and unfettered voting discretion in the trustee and notwithstanding that the voting trust was created at the prompting or direction of the Corporation, its Officers or Directors.

SECTION 5.        Lost, Destroyed, or Stolen Certificates

         No Certificate representing shares of stock in the Corporation shall be issued in place of any Certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires,

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



upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the Certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.


                                   ARTICLE VI
                                BOOKS AND RECORDS

(a) The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of Directors.

(b) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

                    (1) Any person who shall have been a holder of record of shares, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon at least five business days prior written demand stating the purpose thereof, shall; subject to the qualifications contained in subsection


                    (2) hereof, have the right to examine, in person or by agent or attorney, at any reasonable business time or times, for any purpose, its relevant books and records of account, minutes and records of stockholders and to make extracts therefrom, provided that, to the extent legally permitted, such person shall be required to reimburse the Corporation for the actual costs of any reasonable expenses occasioned thereby.

(d)     (1)    No   stockholder  who  within two  years has  sold or offered for sale any list of  stockholders  or of  holders  of  voting  trust
               certificates   for  shares  of  this  Corporation  or  any  other
               corporation; has aided or abetted any person in procuring any list of stockholders or of holders of voting trust certificates for any such purpose; or has improperly used any information secured through any prior examination of the books and records of account, minutes, or record of stockholders or of holders of voting trust certificates for shares of the Corporation of any other corporation; shall be entitled to examine the documents and records of the Corporation as provided in Section (c) of this
               Article VI.

         (2) No stockholder who does not act in good faith or for a proper purpose in making his demand shall be entitled to examine the
               documents  and  records  of the  Corporation  as   provided  in
               Section (c) of this Article VI.

(e) Unless modified by resolution of the stockholders, this Corporation shall prepare not later than 70 days after the close of each fiscal year, audited financial statements, including all required schedules, prepared in accordance with Generally Accepted Accounting Principals ("GAAP") consistently applied; and shall prepare not later than 40 days after the close of each fiscal

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



         quarter (other than the fourth quarter), quarterly unaudited financial statements, including all required schedules, prepared in accordance with Generally Accepted Accounting Principals ("GAAP").

(f) Upon the written request of any stockholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such stockholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

(g) Such financial statements shall be filed and kept for at least five years in the chief administrative office of the Corporation and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent, provided that, to the extent legally permitted, such person shall be required to reimburse the Corporation for the actual costs of any reasonable expenses occasioned thereby.

(8) Notwithstanding the foregoing, in the event that this Corporation is part of a group of corporation's which, pursuant to GAAP, is eligible to have financial statements prepared on a consolidated basis, then the inclusion of the Corporation's financial data, prepared in accordance with GAAP, shall satisfy the requirements of this Article, unless otherwise required under applicable provisions of federal securities laws.


                                   ARTICLE VII
                     DIVIDENDS & OTHER STOCKHOLDER BENEFITS

SECTION 1.        Dividends

         The Board of Directors of the Corporation may, from time to time, declare, and the Corpora tion may pay dividends on its own shares, except when the Corporation is insolvent or when the pay ment thereof would render the Corporation insolvent, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Article VII, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such capital surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

(b) If the Corporation shall engage in the business of exploiting natural resources or other wasting assets and if the Articles of Incorporation so provide, dividends may be declared and paid in cash out of depletion or similar reserves, but each such dividend shall be identified as distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the stockholders receiving the same concurrently with the distribution thereof.

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(c)      Dividends  may be  declared  and  paid  in the  Corporation's  treasury shares, in shares of the capital stock or other securities of the Corporation's subsidiaries, in the shares of capital stock or other securities of other issuers held by the Corporation or in any other assets owned by the Corporation which are capable of equitable distribution to the Corporation's stockholders, in proportion to their ownership of equity interests in the Corporation, or in classes or series thereof, inter se.

(d) Dividends may be declared and paid in the Corporation's authorized but unissued shares, out of any unreserved and unrestricted surplus of the Corporation, upon the following conditions:

         (1) If a dividend is payable in the Corporations' own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

         (2) If a dividend is payable in the Corporations' own shares without par value, such shares shall be issued at a stated value fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(e) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(f) A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article VII.

SECTION 2.        Other Stockholder Benefits

         The Board of Directors may, subject to the restrictions involving impairment of the Corporation's capital applicable to declaration of dividends, enter into arrangements with any other person or entity, including affiliates of the Corporation or its officers, directors or stockholders, designed to provide a benefit or benefits directly to the Corporation's stockholders, including, without limitation, the payment for services provided by the Corporation by making distributions of assets, rights or benefits directly to the Corporation's stockholders.



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                                  ARTICLE VIII
                                      SEAL

         The Board of Directors shall adopt a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the year of incor poration.


                                   ARTICLE IX
                                 INDEMNIFICATION

(a) This Corporation shall indemnify its officers, Directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, or for other entities at the request of the Corporation, to the fullest extent permitted under Florida law now existing or hereinafter enacted.

(b) Funds required to pay expenses reasonably necessary to defend allegations that would raise the foregoing right of indemnifications shall be advanced by this Corporation at any time that the person claiming such expenses appears reasonably likely to become entitled to indemnification and enters into a binding agreement with this Corporation to repay advances for such expenditures in the event that he, she or it is eventually found not to be entitled thereto.

(c) In the event that there are any questions raised concerning the legality of indemnification, they will be referred by the Board of Directors to the derivative litigation committee for resolution, or if such committee is disqualified, to an independent legal counsel in the manner established in these Bylaws for making decisions involving derivative litigation.



                                    ARTICLE X
                               AMENDMENT OF BYLAWS

         The Board of Directors shall have the power to amend, alter, or repeal these Bylaws, and to adopt new bylaws unless the bylaw involved was passed by the stockholders' in a resolution reserving the right to its amendment or repeal to the stockholders.


                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of this Corporation shall be determined by the Board of Directors and, subject to compliance with applicable laws, may be modified from time to time by the Board of Directors.

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                                   ARTICLE XII
                              MEDICAL REIMBURSEMENT

SECTION 1.        Benefits

(a) The Corporation may, subject to approval by the Board of Directors of a plan proposed by its compensation committee, reimburse all employees for expenses incurred by themselves and their dependents, as defined in
         Section 152 (or any successor provision thereto) of the Internal Revenue Code of 1986, as amended (the "IRC"), for medical care, as defined in IRC Section 213(e) or any successor section thereto, subject to the conditions and limitations hereinafter set forth.

(b) It is the intention of the Corporation that the benefits payable to employees hereunder will be excluded from their gross income pursuant IRC Section 105 or any successor section thereto.

SECTION 2.        Employees Defined

         The term "employees" as used in this medical expense plan is hereby defined to include all in dividuals employed by the corporation except the following:

(a) Employees who have not completed three months of service as is provided in IRC Section 105(h)(3) (b)(i), or any successor section thereto;

(b)      Employees who have not attained the age of 25 years;

(c) Employees who are part-time or seasonal as is defined in IRC Section 105(h)(3)(B)(iii) or any successor section thereto;

(d) Employees who are included in a unit of employees covered by an agreement between employee representatives and one or more employers found to be a collective bargaining agreement where accident and health benefits were the subject of good faith bargaining between such employee representatives and such employer(s) as is defined in IRC
         Section 105(h)(3)(B)(iv) or any successor section thereto;


(e) Employees who are nonresident aliens and who receive no earned income from the employer which constitutes income from sources within the United States as is further defined in IRC Section 105(h)(5)(B)(v) or any successor section thereto.


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SECTION 3.        Limitations

(a) The Corporation will reimburse any employee no more than $5,000.00 in any fiscal year for medical care expenses;

(b) Reimbursement or payment provided under this plan will be made by the Corporation only in the event and to the extent that such reimbursement or payment is not provided under any insurance policy(ies), whether owned by the Corporation or the employee, or under any other health and accident or wage continuation plan;

(c) In the event that there is such an insurance policy or plan in effect providing for reimbursement in whole or in part, then to the extent of the coverage under such policy or plan, the Corporation will be relieved of any and all liability hereunder.

SECTION 4.        Submission of Proof

(a) Any employee applying for reimbursement under this plan will submit to the Corporation, at least quarterly, all bills for medical care, including premium notices for accident or health insurance, for verification by the Corporation prior to payment.

(b) Failure to comply herewith, may at the discretion of the Board of Directors, terminate such employee's right to said reimbursement.

SECTION 5.        Discontinuation

         This plan will be subject to termination at any time by vote of the Board of Directors; provided, however, that medical care expenses incurred prior to such termination will be reimbursed or paid in accordance with the terms of this plan.

SECTION 6.        Determination

         The Chief Executive Officer will determine all questions arising from the administration and interpretation of the Plan except where reimbursement is claimed by the Chief Executive Officer, in which such case determination will be made by the compensation committee of the Board of Directors.


         The Undersigned, being the duly elected and acting Secretary of the Corporation, hereby cer tifies that the foregoing constitute the validly adopted and true Bylaws of the Corporation, as of the date set forth below.

         Dated:  June 25, 1999             ------------------------
                                                Michael D. Umile
                                                   Secretary
         (Corporate Seal)



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